Exhibit 10.18

FORM OF INDEMNIFICATION AGREEMENT FOR DIRECTORS AND EXECUTIVE OFFICERS

THIS INDEMNIFICATION AGREEMENT is made and entered into as of this      day of                     , 20     (this “Agreement”), by and between Semtech Corporation, a Delaware corporation (the “Corporation,” which term shall include any one or more of its subsidiaries where appropriate), and              (“Indemnitee”).

WHEREAS, highly competent persons are becoming more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, such corporations;

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is in the best interests of the Corporation and its stockholders to attract qualified people to act as officers and directors of the Corporation and in connection therewith, it is reasonable, prudent and necessary for the Corporation to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and/or to undertake additional service for or on behalf of the Corporation on the condition that Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

Services by Indemnitee. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders his or her resignation orally (which oral resignation is accepted by the Board) or in writing or is removed as a director and/or officer.

General. The Corporation shall indemnify and hold harmless, and shall advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement and to the fullest extent permitted by law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

Indemnification for Proceedings. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, wholly or partly by reason of his or her Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or otherwise becomes involved (as a witness or otherwise) in any threatened, pending or completed Proceeding (as hereinafter defined), including a Derivative Claim. Pursuant to this Section 3, Indemnitee shall be indemnified and held harmless against all Expenses, liabilities and losses (including without limitation, judgments, fines, ERISA excise taxes and penalties, amounts paid and to be paid in settlement, interest, assessments or other charges imposed thereon, and any federal, state, local and foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Section 3) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, to the fullest extent permitted by law on the date hereof and to such greater extent as applicable law may hereafter from time to time permit). Notwithstanding the foregoing (i) except for a judicial proceeding pursuant to Section 7 hereof and to the extent provided therein, the Corporation shall not indemnify, or advance Expenses to, Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless such Proceeding (or part thereof) was authorized by a majority vote of Disinterested Directors, and (ii) the Corporation shall not indemnify, or advance Expenses to, Indemnitee on account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law.

Limitation in Derivative Claims. Notwithstanding the foregoing, with respect to a Derivative Claim, to the extent required by applicable law, no indemnification against Expenses, liabilities and losses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be grossly negligent or guilty of willful misconduct, unless and only to the extent that the Court of Chancery of the State of

Delaware or the court in which such proceeding shall have been brought shall determine upon application that, despite the adjudication of liability against Indemnitee, that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses, liabilities and losses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Indemnification for Expenses, Liabilities and Losses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified and held harmless against all Expenses, liabilities and losses (as well as against any federal, state, local and foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Section 5) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify and hold harmless Indemnitee against all Expenses, liabilities and losses (as well as against any federal, state, local and foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Section 5) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation of the foregoing, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Advance of Expenses. The Corporation shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement, to the extent provided in Section 7(c) hereof. By execution of this Agreement, Indemnitee hereby agrees to repay any Expenses advanced if, and to the extent, it shall ultimately be determined, in accordance with this Agreement, that Indemnitee is not entitled to be indemnified by the Corporation, including against such Expenses.

Right of Indemnitee to Bring Suit.

If a claim for indemnification or advancement of Expenses is not paid in full by the Corporation on or before its due date in accordance with the terms of this Agreement, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any proceeding in advance of its final disposition) that the Indemnitee has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

If Indemnitee, pursuant to this Section 7, seeks a judicial adjudication to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 12 of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication, but, prior to a Change in Control, only if Indemnitee prevails therein.

Security. To the extent requested by the Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to the Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

Non-Exclusivity; Duration of Agreement; Insurance; Subrogation.

The rights to be indemnified and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s Certificate of Incorporation or Bylaws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. This Agreement and Indemnitee’s right to indemnification hereunder shall continue after the Indemnitee has ceased to have his or her Corporate Status and shall inure to the benefit of the Indemnitee’s heirs, executors, administrators and legal representatives. This Agreement shall be binding upon the Corporation and its successors and assigns. This Agreement supersedes all prior indemnification agreements among the parties with respect to the subject matter hereof.

The Corporation shall use its commercially reasonable efforts to obtain an insurance policy or policies providing insurance for the Corporation’s officers and directors, for such periods and coverage limits as the Board may from time to time determine, giving due consideration to the Corporation’s existing resources and the state of market conditions for directors’ and officers’ insurance generally. If the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or fiduciaries of any other domestic or foreign corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for any such director or officer under such policy or policies. The Corporation shall not be obligated to indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, forfeitures, attorneys’ fees, ERISA excise taxes or penalties, and amounts paid in settlement) that have been paid directly to such person through directors’ and officers’ liability insurance.

If any payment is made under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and take all action reasonably necessary, at the expense of the Corporation, to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights. To the extent that Indemnitee receives any payment under this Agreement from (i) from any insurance policy, contract, agreement or otherwise, and/or separately (ii) from the Corporation, Indemnitee shall, after receiving payment to satisfy all rights of recovery that Indemnitee is due, direct any additional payment that it shall receive to the Corporation or shall reimburse the Corporation for that portion of any such payment to Indemnitee, that when combined with all other payments received by Indemnitee, is greater than the amount necessary to satisfy all of the rights of recovery of Indemnitee.

Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision.

Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable for any reason, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Definitions. For purposes of this Agreement:

“Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

“Corporate Status” describes the status of a person who is or was or has agreed to become a director of the Corporation, or is or was an officer, employee, agent or fiduciary of the Corporation, any of its wholly-owned subsidiaries, or any other domestic or foreign corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Corporation.

“Derivative Claim” means a Proceeding by or in the right of the Corporation to procure a judgment in its favor.

“DGCL” means the Delaware General Corporation Law.

“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Expenses” shall include all reasonable attorneys’ fees and reasonable expenses, retainers, court costs, transcript costs, fees and expenses of experts and witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, being a witness in or investigating a Proceeding.

“Proceeding” includes any threatened or actual action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the foregoing) whether civil, criminal, administrative or investigative, except one initiated by Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement.

Limitation of Certain Actions and Release of Certain Claims. After (i) a Change in Control or (ii) after the Indemnitee’s service with the Corporation terminates or is terminated for any reason other than cause (which, if the Indemnitee is an outside director of the Corporation shall mean removal from the Board for cause), then in either of such cases, no Proceeding shall be brought and no cause of action shall be asserted (in either case, other than one for fraud or willful misconduct) by or on behalf of the Corporation or any subsidiary against the Indemnitee, the Indemnitee’s spouse, heirs, estate, executors or administrators after the expiration of one year from the date of the Change of Control or two years after such termination of service, as the case may be; provided, however, that in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year (in the case of the Change in Control) or two years (in the case of such termination of service) from the date a responsible officer of the Corporation or any subsidiary of the Corporation discovers such facts. Any claim or cause of action (in either case, other than one for fraud or willful misconduct) of the Corporation or any subsidiary of the Corporation, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of an action within such applicable period. This Section 13 shall not apply to any cause of action that has accrued as of the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Corporation has no actual knowledge apart from the Indemnitee’s knowledge.

Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Notices.

Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder, except and solely to the extent that the Corporation is materially prejudiced by such failure to give notice.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, at the time of delivery, or (ii) if mailed by certified mail (return receipt requested) with postage prepaid, on the third business day after the date on which it is so mailed, and addressed, in the case of the Corporation, to the Corporation’s principal business address and in the case of the Indemnitee, to the Indemnitee’s last known business or residence address, or to such other address as may have been furnished by like notice to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

Governing Law; Consent to Jurisdiction. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding arising out of, or with respect to the interpretation of, this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above set forth.

SEMTECH CORPORATION,
a Delaware Corporation

By:
Name:
An Authorized Officer

INDEMNITEE:

Name: